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                                                                     EXHIBIT 4.4


                                   INSCI Corp

                           1997 EQUITY INCENTIVE PLAN


SECTION 1. General Purpose of Plan; Definitions.

The name of this plan is the INSCI Corp 1997 Equity Incentive Stock Plan (the "Plan"). The purpose of the Plan is to enable INSCI Corp (the "Company") and its Subsidiaries to retain and attract executives and employees who contribute to the Company's success by their ability, ingenuity and industry, and to enable such executives and employees to participate in the long-term success and growth of the Company by giving them a proprietary interest in the Company.

For purposes of the Plan, the following terms shall be defined as set forth below.

a. "Board" means the Board of Directors of the Company.

b. "Cause" means a felony conviction of a participant or the failure of a participant to contest prosecution for a felony, or a participant's willful misconduct or dishonesty, any of which is directly and materially harmful to the business or reputation of the Company.

c. "Change in Control" shall mean [a change in common control of the Company due to (i) the sale or transfer of 50% or more of the Company's stock and/or assets to a person or persons other than the persons unrelated to the Company at the time of such sale and/or (ii) the majority of directors elected at any Annual Meeting being persons other than the persons nominated by the Company's management in the proxy statement for such Annual Meeting.]

d. "Code" means the Internal Revenue Code of 1986, as amended.

e. "Committee" means the Committee referred to in Section 2 of the Plan. If at any time no committee shall be in office, then the functions of the Committee specified in the Plan shall be exercised by the Board.

f. "Company" means INSCI Corp a corporation organized under the laws of the State of Delaware (or any successor corporation).

g. "Deferred Stock" means an award of Stock that is made on a deferred basis pursuant to Section 8 below.

h. "Disinterested Person" shall have the meaning set forth in Rule 16b-3(d)(3) as promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, or any successor definition adopted by the Commission.

i. "Employee" means an employee of the Company and/or its Subsidiaries.

j. "Fair Market Value" means the average of the closing high bid and low asked prices on the over-the-counter market for the stock as reported by the National Association of Securities Dealers Automatic Quotation System, or in the absence of such price, the value of the stock on a given date as determined by the Committee based on such relevant factors as shall, in the Committee's sole discretion, be applicable to such valuation and in accordance with generally-accepted accounting practices and applicable securities regulations.

k. "Incentive Stock Option" means any Stock Option intended to be and designated as an "Incentive Stock Option" within the meaning of Section 422A of the Code.

l. "Non-Qualified Stock Option" means any Stock Option that is not an Incentive Stock Option.

m. "Retirement" means retirement from active employment with the Company and/or any Subsidiary of the Company on or after age 65.

n. "Restricted Stock" means an award of shares of Stock that are subject to restrictions under Section 7 below.

o. "Stock" means the Common Stock, $.01 par value, of the Company.

p. "Stock Appreciation Right" means the right pursuant to an award granted under
Section 6 below to surrender to the Company all or a portion of a Stock Option in exchange for an amount equal to the difference between (i) the Fair Market Value, as of the date such Stock Option or such portion thereof is surrendered, of the shares of Stock covered by such Stock Option or such portion thereof, and
(ii) the aggregate exercise price of such Stock Option or such portion thereof.

q. "Stock Appreciation Award" means the right, independent of any Stock Option, to receive, pursuant to an award granted under paragraph (c) of Section 6 of this Plan, with respect to a specified number of shares of Stock, an amount equal to the difference on the date that such right is exercised between (i) the Fair Market Value of such shares on the date that such right is exercised, and
(ii) the Fair Market Value of such shares on the date that such right was granted.

r. "Stock Option" means any option to purchase shares of Stock granted pursuant to Section 5 below.

s. "Subsidiary" means any corporation in which the Company possesses directly or indirectly 50% or more of the combined voting power of all classes of stock of such corporation.

SECTION 2. ADMINISTRATION.

The Plan shall be administered by a Committee of not less than two non-employee directors who are Disinterested Persons, and who shall be appointed by the Board of Directors of the Company (the "Board") and serve at the pleasure of the Board.

Subject to such directions or resolutions as may from time to time be issued or adopted by the Board, the Committee shall have the power and authority to grant to eligible employees, pursuant to the terms of the Plan: (i) Stock Options,
(ii) Stock Appreciation Rights and/or Awards, (iii) Restricted Stock, (iv) Deferred Stock or (v) any other Stock-based awards permitted hereunder.

In particular, the Committee shall have the authority: (i) to select the officers and other employees of the Company and its Subsidiaries to whom Stock Options, Stock Appreciation Rights, Stock Appreciation Awards, Restricted Stock, Deferred Stock or other Stock-based awards may from time to time be granted hereunder; (ii) to determine whether and to what extent Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Stock Appreciation Awards, Restricted Stock, Deferred Stock or other Stock-based awards, or a combination of the foregoing, are to be granted hereunder, (iii) to determine the number of shares to be covered by each such award granted hereunder, (iv) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any award granted hereunder (including, but not limited to, any vesting requirement or restriction on any Stock Option, Stock Appreciation Right, Stock Appreciation Award, Restricted Stock, Deferred Stock or other Stock-based award and/or the shares of Stock relating thereto; (v) to determine whether, to what extent and under what circumstances Restricted Stock, Deferred Stock or other Stock-based awards may be settled in cash; and (vi) to determine whether, to what extent and under what circumstances Stock and other amounts payable with respect to an award under this Plan shall be deferred either automatically or at the election of the participant.

The Committee shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall, from time to time, deem advisable; to interpret the terms and provisions of the Plan and any award issued under the Plan (and any agreements relating thereto); and to otherwise supervise the administration of the Plan.

Subject to any applicable directions and resolutions of the Board, all decisions made by the Committee pursuant to the provisions of the Plan shall be final and binding on all persons, including the Company and Plan participants.

SECTION 3. STOCK SUBJECT TO PLAN.

The total number of shares of Stock reserved and available for distribution under the Plan shall be 3,000,000. Such shares may consist, in whole or in part of authorized and unissued shares of treasury shares, except that treasury shares must be used in the case of restricted stock and deferred stock awards.

If any shares that have been optioned cease to be subject to option, or if any shares subject to any Stock Appreciation Award, Restricted Stock award, Deferred Stock award or other Stock-based award granted hereunder are forfeited, they shall again be available for distribution in connection with future awards under the Plan. In the event of exercise of a Stock Appreciation Right or Award, the number of shares issued [or issuable] at the time of exercise based on the Fair Market Value of the Stock at such time shall not be available for distribution in connection with any other awards under the Plan.

In the event of any merger, reorganization, consolidation, recapitalization, Stock dividend, or other change in corporate structure affecting the Stock, such substitution or adjustment shall be made in the aggregate number of shares reserved for issuance under the Plan, in the number and option price of shares subject to outstanding options granted under the Plan, and in the number of shares subject to Stock Appreciation Awards, Restricted Stock, Deferred Stock or other Stock-based awards granted under the Plan as may be determined to be appropriate by the Committee, in its sole discretion, provided that the number of shares subject to any award shall always be a whole number. Such adjusted option price shall also be used to determine the amount payable by the Company upon the exercise of any Stock Appreciation Right associated with any option.

SECTION 4. ELIGIBILITY.

Officers and other employees of the Company and its Subsidiaries (but excluding members of the Committee and any person who serves only as a director) who are responsible for the management, growth and profitability of the business of the Company and its Subsidiaries or who are otherwise selected by the Committee are eligible to be granted Stock Options, Stock Appreciation Rights or Awards, Restricted Stock, Deferred Stock or other Stock-based awards under the Plan. The optionees and participants under the Plan shall be selected from time to time by the Committee, in its sole discretion, from among those eligible, and the Committee shall determine, in its sole discretion, the number of shares covered by each award.

SECTION 5. STOCK OPTIONS.

Any stock option granted under the Plan shall be in such form as the Committee may from time to time approve.

The stock options granted under the Plan may be of two types: (i) Incentive Stock Options and (ii) Non-Qualified Stock Options.

The Committee shall have the authority to grant any optionee Incentive Stock Options, Non-Qualified Stock Options, or both types of options (in each case with or without Stock Appreciation Rights). To the extent that any option does not qualify as an Incentive Stock Option, it shall constitute a separate Non-Qualified Stock Option.

Anything in the Plan to the contrary notwithstanding, no term or condition of this Plan relating to Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan to be so exercised, so as to disqualify either the Plan or any Incentive Stock Option under Section 422A of the Code.

Options granted under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable.

(a) Option Price. The option price per share of Stock purchasable under a Stock Option shall be determined by the Committee at the time of grant but shall not be less than 100% of the Fair Market Value of the Stock on the date of the grant of the option. If an employee owns or is deemed to own (by reason of the attribution rules applicable under Section 425 (d) of the Code) more than 10% of the combined voting power of all classes of Stock of the Company or any Subsidiary and an Incentive Stock Option is granted to such employee, the option price shall be no less than 110% of the fair market value of the Stock on the date the option is granted.

(b) Option Term. The term of each Stock Option shall be fixed by the Committee, but no Incentive Stock Option shall be exercisable more than ten years after the date the option is granted and no Non-Qualified Stock Option shall be exercisable more than ten years and one day after the date the option is granted. If an employee owns or is deemed to own (by reason of the attribution rules of Section 425(d) of the Code) more than 10% of the combined voting power of all classes of Stock of the Company or any Subsidiary and an Incentive Stock Option is granted to such employee, the term of such option shall be no more than five years from the date of grant.

(c) Exercisability. Stock Options shall be exercisable at such time or times as determined by the Committee at or after grant. If the Committee provides, in its discretion, that any option is exercisable only in installments, the Committee may waive such installment exercise provisions at any time. Unless otherwise determined by the Committee at or after grant, no Stock Option shall be exercisable during the year ending on the day before the first anniversary date of the granting of the option, except as provided in paragraph (9) of this
Section 5. Notwithstanding this Section 5(c), the Committee may in the event of a change in control, accelerate vesting of unexercised options.

(d) Method of Exercise. Stock Options may be exercised in whole or in part at any time during the option period, by giving written notice of exercise to the Company specifying the number of shares to be purchased. Such notice shall be accompanied by payment in full of the purchase price, either by certified or bank check or, with Committee's approval, by a note. As determined by the Committee, in its sole discretion, at or after grant, payment in full or in part may also be made in the form of unrestricted Stock already owned by the optionee or, in the case of the exercise of a Non-Qualified Stock Option, Restricted Stock or Deferred Stock subject to an award hereunder (based, in each case, on the fair market value of the Stock on the date the option is exercised, as determined by the Committee), provided, however, that, in the case of an Incentive Stock Option, the right to make a payment in the form of already owned shares may be authorized only at the time the option is granted. No shares of Stock shall be issued until full payment therefor has been made. An optionee shall have the rights to dividends or other rights of a shareholder with respect to shares subject to the option when the optionee has given written notice of exercise, has paid in full for such shares, and, if requested, has given the representation described in paragraph (a) of Section 13.

(f) Non-transferability of Options. No Stock Option shall be transferable by the optionee otherwise than by will or by the laws of descent and distribution, and such options shall be exercisable, during the optionee's lifetime, only by the optionee.

(g) Termination by Death.If an optionee's employment by the Company or a Subsidiary terminates by reason of death, the Stock Option may thereafter be immediately exercised in full by the legal representative of the estate or by the legatee of the optionee under the will of the optionee, for a period of twelve months from the date of such death or until the expiration of the stated term of the option, whichever period is the shorter.

(h) Termination by Reason of Permanent Disability. If an optionee's employment by the Company or any Subsidiary terminates by reason of permanent disability, any Stock Option held by such optionee may thereafter be exercised to the extent it was exercisable at the time of permanent disability, but may not be exercised after two years from the date of such termination of employment or the expiration of the stated term of the option, whichever period is the shorter; provided, however, that, if the optionee dies within such two-year period, any unexercised Stock Option held by such optionee shall thereafter be exercisable to the extent to which it was exercisable at the time of death for a period of twelve months from the date of such death or for the stated term of the option, whichever period is the shorter. In the event of termination of employment by reason of permanent disability, if an Incentive Stock Option is exercised prior to the expiration of the holding periods that apply for purposes of Section 422A of the Code, the option will thereafter be treated as a Non-Qualified Stock Option.

(i) Termination by Reason of Retirement. If an optionee's employment by the Company and any Subsidiary or Parent Corporation terminates by reason of Normal or Early Retirement, any Stock Option held by such optionee may thereafter be exercised to the extent it was exercisable at the time of such Retirement, but may not be exercised after three years from the date of such termination of employment or the expiration of the stated term of the option, whichever period is the shorter; provided, however, that, if the optionee dies within such three-year period, any unexercised Stock Option held by such optionee shall thereafter be exercisable to the extent to which it was exercisable at the time of death for a period of twelve months from the date of such death or for the stated term of the option, whichever period is the shorter. In the event of termination of employment by reason of Retirement, if an Incentive Stock Option is exercised prior to the expiration of the holding periods that apply for purposes of Section 422A of the Code, the option will thereafter be treated as a Non-Qualified Stock Option.

(j) Other Termination. Unless otherwise determined by the Committee, if an optionee's employment by the Company and/or any Subsidiary terminates for any reason other than death, permanent disability, or Retirement, the Stock Option shall thereupon terminate, except that the option may be exercised for the lesser of three months or the balance of the option's term if the optionee is involuntarily terminated by the Company and/or any Subsidiary without Cause.

(k) Incentive Stock Options. The aggregate fair market value of any Incentive Stock Options which an employee may exercise for the first time during any calendar year shall not exceed $100,000 as required under Section 422A of the code.

(l) Form of Settlement. In its sole discretion, the Committee may provide, at the time of grant, that the shares to be issued upon the exercise of a Stock Option shall be in the form of Restricted Stock or Deferred Stock, or may, in the option agreement, reserve a right to so provide after the time of grant.

SECTION 6. STOCK APPRECIATION RIGHTS AND AWARDS.

(a) Grant and Exercise. Stock Appreciation Rights may be granted in conjunction with all or part of any Stock Option granted under the Plan, as follows: (i) in the case of a Non-Qualified Stock Option, such rights may be granted either at the time of the grant of such option or at any subsequent time during the term of the option; and(ii) in the case of an Incentive Stock Option, such rights may be granted only at the time of the grant of the option. A Stock Appreciation Right or applicable portion thereof granted with respect to a given Stock Option shall terminate and no longer be exercisable upon the termination or exercise of the related Stock Option, except that a Stock Appreciation Right granted with respect to less than the full number of shares covered by a related Stock Option shall not be reduced until the exercise or termination of the related Stock Option exceeds the number of shares not covered by the Stock Appreciation Right. A Stock Appreciation Right may be exercised by an optionee, in accordance with paragraph (b) of this Section 6, by surrendering the applicable portion of the related Stock Option. Upon such exercise and surrender, the optionee shall be entitled to receive an amount determined in the manner prescribed in paragraph
(b) of this Section 6. Stock Options which have been so surrendered, in whole or in part, shall no longer be exercisable to the extent the related Stock Appreciation Rights have been exercised.

(b) Terms and Conditions.Stock Appreciation Rights shall be subject to such terms and conditions, not inconsistent with the provisions of the Plan, as shall be determined from time to time by the Committee, including the following:

(i) Stock Appreciation Rights shall be exercisable only at such time or times and to the extent that the Stock Options to which they relate shall be exercisable in accordance with the provisions of Section 5 and this
      Section 6 of the Plan; provided, however, that any Stock Appreciation Right granted subsequent to the grant of the related Stock Option shall not be exercisable during the first six months of its term, except that this limitation shall not apply in the event of death or permanent disability of the optionee prior to the expiration of the six-month period.

(ii) Upon the exercise of a Stock Appreciation Right, an optionee shall be entitled to receive up to, but not more than, an amount in cash equal to the excess of the Fair Market Value of one share of Stock over the option price per share specified in the related option multiplied by the number of shares in respect of which the Stock Appreciation Right shall have been exercised.

(iii) Stock Appreciation Rights shall be transferable only when and to the extent that the underlying Stock Option would be transferable under paragraph (f) of Section 5 of the Plan.

(iv) Upon the exercise of a Stock Appreciation Right, the Stock Option or part thereof to which such Stock Appreciation Right is related shall be deemed to have been exercised for the purpose of the limitation of the number of shares of Stock to be issued under the Plan, as set forth in Section 3 of the Plan.

(v) Stock Appreciation Rights granted in connection with Incentive Stock Options may be exercised only when the market price of the Stock subject to the Incentive Stock Option exceeds the exercise price of the Incentive Stock Option.

(c) To the extent deemed appropriate by the Committee, the Committee may also award Stock Appreciation Awards, subject, where appropriate, to terms and conditions similar to those set forth in paragraph (b) of this Section 6 and such other terms and conditions as the Committee shall deem appropriate.

SECTION 7. RESTRICTED STOCK.

(a) Administration. Shares of Restricted Stock may be issued either alone or in addition to other awards granted under the Plan. The Committee shall determine the officers and key employees of the Company and its subsidiaries to whom, and the time or times at which, grants of Restricted Stock will be made, the number of shares to be awarded, the time or times within which such awards may be subject to forfeiture, and all other conditions of the awards. The provisions of Restricted Stock awards need not be the same with respect to each recipient.

(b) Awards and Certificates. The prospective recipient of an award of shares of Restricted Stock shall not, with respect to such award, be deemed to have become a participant, or to have any rights with respect to such award, until and unless such recipient shall have executed an agreement evidencing the award and delivered a fully executed copy thereof to the Company, and otherwise complied with the then applicable terms and conditions.

(i) Each participant shall be issued a stock certificate in respect of shares of Restricted Stock awarded under the Plan. Such certificate shall be registered in the name of the participant, and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such award, substantially in the following form:

        "The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the INSCI Corp 1997 Equity Incentive Plan and an Agreement entered into between the registered owner and INSCI Corp. Copies of such Plan and Agreement are on file in the offices of INSCI Corp., 2 Westborough Business Park, Westborough, MA 01581."

(ii) The Committee shall require that the stock certificates evidencing such shares be held in custody by the Company until the restrictions thereon shall have lapsed, and that, as a condition of any Restricted Stock award, the participant shall have delivered a stock power, endorsed in blank, relating to the stock covered by such award.

(c) Restrictions and Conditions.The shares of Restricted Stock awarded pursuant to the Plan shall be subject to the following restrictions and conditions:

(i) Subject to the provisions of this Plan and the award agreements, during a period set by the Committee commencing with the date of such award (the "Restriction Period"), the participant shall not be permitted to sell, transfer, pledge, or assign shares of Restricted Stock awarded under the Plan. Within these limits the Committee may provide for the lapse of such restrictions in installments where deemed appropriate.

      Except as provided in paragraph (c)(i) of this Section 7, the participant shall have, with respect to the shares of Restricted Stock, all of the rights of a shareholder of the Company, including the right to vote the shares, and the right to receive any cash dividends. The Committee, in its sole discretion, may permit or require the payment of cash dividends to be deferred and, if the Committee so determines, reinvested in additional Restricted Stock or otherwise reinvested. Certificates for shares of unrestricted Stock shall be delivered to the grantee promptly after, and only after, the period of forfeiture shall expire without forfeiture in respect of such shares of Restricted Stock.

(iii) Subject to the provisions of paragraph (c)(iv) of this Section 7, upon termination of employment for any reason during the Restriction Period, all shares still subject to restriction shall be forfeited by the participant and reacquired by the Company.

(iv) In the event of a participant's Retirement, permanent disability, or death, or in the event of a Change in Control, the Committee may, in its sole discretion, waive in whole or in part any or all remaining restrictions with respect to such participant's shares of Restricted Stock.

SECTION 8. DEFERRED STOCK AWARDS.

(a) Administration. Deferred Stock may be awarded either alone or in addition to other awards granted under the Plan. The Committee shall determine the officers and key employees of the Company and its subsidiaries to whom and the time or times at which Deferred Stock shall be awarded, the number of shares of Deferred Stock to be awarded to any participant, the duration of the period (the "Deferral Period") during which, and the conditions under which, receipt of the Stock will be deferred, and the terms and conditions of the award in addition to those contained in paragraph (b) of this Section 8. In its sole discretion, the Committee may provide for a minimum payment at the end of the applicable Deferral Period based on a stated percentage of the full fair market value on the date of grant of the number of shares covered by a Deferred Stock award. The Committee may also provide for the grant of Deferred Stock upon the completion of a specified performance period. The provisions of Deferred Stock awards need not be the same with respect to each recipient.

(b) Terms and Conditions:

(i) Subject to the provisions of this Plan and the award agreement, Deferred Stock awards may not be sold, assigned, transferred, pledged or otherwise encumbered during the Deferral Period. At the expiration of the Deferral Period, share certificates shall be delivered to the participant, or legal representative, in a number equal to the shares covered by the Deferred Stock award.

(ii) Amounts equal to any dividends declared during the Deferral Period with respect to the number of shares covered by a Deferred Stock award will be paid to the participant currently or deferred and deemed to be reinvested in additional Deferred Stock or otherwise reinvested, as determined at the time of the award by the Committee, in its sole discretion.

(iii) Subject to the provisions of the award agreement and paragraph (b)(iv) of this Section 8, upon termination of employment for any reason during the Deferral Period for a given award, the Deferred Stock in question shall be forfeited by the participant.

(iv) In the event of the participant's Retirement, permanent disability or death during the Deferral Period, or in the event of a Change in Control, the Committee may, in its sole discretion, waive in whole or in part any or all of the remaining deferral limitations imposed hereunder with respect to any or all of the participant's Deferred Stock.

(v) Prior to the completion of the Deferral Period, a participant may elect to further defer (the "Elective Deferral Period") receipt of the award for a specified period or until a specified event, subject in each case to the Committee's approval and to such terms as are determined by the Committee, all in its sole discretion.

(vi) Each award shall be confirmed by, and subject to the terms of, a Deferred Stock agreement executed by the Company and the participant.

SECTION 9. OTHER STOCK-BASED AWARDS.

(a) Administration. Other awards of, or based on, Stock ("other Stock-based awards") may be granted either alone or in addition to Stock Options, Stock Appreciation Rights or Awards, Restricted Stock or Deferred Stock granted under the Plan. Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the officers and employees of the Company and its subsidiaries to whom and the time or times at which such awards shall be made, the number of shares of Stock to be awarded pursuant to such awards, and all other conditions of the awards. The Committee may also provide for the grant of stock upon the completion of a specified performance period. The provisions of other Stock-based awards need not be the same with respect to each recipient.

(b) Terms and Conditions:

(i) Subject to the provisions of this Plan, shares subject to awards made under this Section 9, may be sold, assigned, transferred, pledged or otherwise encumbered only to the extent (if any) permitted under the award agreement.

(ii) Subject to the provisions of this Plan and the award agreement, the recipient of an award under this Section 9 may be entitled to receive, currently or on a deferred basis, dividends or dividend equivalents with respect to the number of shares covered by the award, as determined at the time of the award by the Committee, in its sole discretion, and the Committee may provide that such amounts (if any) shall be deemed to have been reinvested in additional Stock or otherwise reinvested.

(iii) The shares covered by any award under this Section 9 may be forfeited to the extent so provided in the award agreement, as determined by the Committee, in its sole discretion.

(iv) In the event of the participant's Retirement, permanent disability or death, or in the event of a Change in Control, the Committee may, in its sole discretion, waive in whole or in part any or all of the remaining limitations imposed hereunder (if any) with respect to any or all of the participant's shares awarded under this Section 9.

(v) Each award under this Section 9 shall be confirmed by, and subject to the terms of, an agreement executed by the Company and the participant.

SECTION 10. TRANSFER, LEAVE OF ABSENCE, ETC.

For purposes of the Plan, the following events shall not be deemed a termination of employment.

(a) a transfer of an employee from the Company to a Subsidiary, or from a Subsidiary to the Company, or from one Subsidiary to another;

(b) a leave of absence, approved in writing by the Committee, for military service or sickness, or for any other purpose approved by the Company if the period of such leave does not exceed ninety (90) days; and

(c) a leave of absence in excess of ninety (90) days, approved in writing by the Committee, but only of the employee's rights to reemployment is guaranteed either by statute or by contract, and provided that, in the case of any leave of absence, the employee returns to work within 30 days after the end of such leave.

SECTION 11. AMENDMENTS AND TERMINATION.

The Board may amend, alter, or discontinue the Plan, but no amendment, alteration, or discontinuation shall be made which would impair the rights of an optionee or participant under a Stock Option, Stock Appreciation Right or Award, Restricted Stock, Deferred Stock or other Stock-based award theretofore granted, without the optionee's or participant's consent, or which without the approval of the stockholders would:

(a) except as expressly provided in this Plan, increase the total number of shares reserved for the purpose of the Plan;

(b) decrease the option price of any Stock Option to less than 100% of the fair market value on the date of the granting of the option;

(c) extend the maximum option period under paragraph (b) of Section 5 of the Plan.

The Committee may amend the terms of any award or option theretofore granted, prospectively or retroactively, but no such amendment shall impair the rights of any holder without his consent. The Committee may also substitute new Stock Options for previously granted options, including previously granted options having higher option prices.

SECTION 12. UNFUNDED STATUS OF PLAN.

The Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. With respect to any payments not yet made to a participant or optionee by the Company, nothing contained herein shall give any such participant or optionee any rights that are greater than those of a general creditor of the Company. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Stock or payments in lieu of or with respect to awards hereunder, provided, however, that the existence of such trusts or other arrangements is consistent with the unfunded status of the Plan.

SECTION 13. GENERAL PROVISIONS.

(a) The Committee may require each person purchasing shares pursuant to a Stock Option under the Plan to represent to and agree with the Company in writing that the optionee is acquiring the shares without a view to distribution thereof. The certificates for such shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer.

All certificates for shares of Stock delivered under the Plan pursuant to any Restricted Stock, Deferred Stock or other Stock-based awards shall be subject to such stock-transfer orders and restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Stock is then listed, and any applicable Federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

(b) Recipients of Restricted Stock, Deferred Stock and other Stock-based awards under the Plan (other than options) are not required to make any payment or provide consideration other than the rendering of services.

(c) Nothing contained in this Plan shall prevent the Board of Directors from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

(d) If any participant properly elects, within the applicable time limits following grant, to include in gross income for Federal income tax purposes an amount equal to the fair market value (on the date of grant of the award) of the Stock subject to the award, such participant shall make arrangements satisfactory to the Committee to pay to the Company, in the year of such award, any Federal state, or local taxes required to be withheld with respect to such shares. If such employee shall fail to make such tax payments as are required, the Company and its subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the participant.

Any participant who does not or cannot make the election described in the preceding subparagraph with respect to an award, shall, no later than the date as of which the value of the award first becomes includible in the gross income of the participant for Federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Committee regarding payment of, any Federal, state, or local taxes of any kind required by law to be withheld with respect to the Stock subject to such award, and the Company and its subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the participant.

SECTION 14. EFFECTIVE DATE OF PLAN.

The Plan shall be effective on the date it is approved by a vote of the holders of a majority of the total outstanding Stock.

SECTION 15. TERM OF PLAN.

No Stock Option, Stock Appreciation Right or Award, Restricted Stock, Deferred Stock, or other Stock-based award shall be granted pursuant to the Plan on or after the tenth anniversary of the date of stockholder approval, but awards theretofore granted may extend beyond that date.